EXHIBIT 23.1

                      (CONSENT OF COOPERS & LYBRAND L.L.P.)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of MainStreet BankGroup Incorporated on Form S-4 of our report dated January 16, 1998, on our audits of the consolidated financial statements of MainStreet BankGroup Incorporated as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Greensboro, North Carolina
May 14, 1998